UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 9, 2020

(September 9, 2020)

ProShares Trust II

(Exact name of registrant as specified in its charter)

Delaware	001-34200	87-6284802
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

Michael L. Sapir

c/o ProShare Capital Management LLC

7501 Wisconsin Avenue

Suite 1000E

Bethesda, Maryland 20814

(240) 497-6400

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Michael M. Philipp

c/o Morgan Lewis & Bockius LLP

77 West Wacker Drive

Chicago, Illinois 60601

and

Richard F. Morris

c/o ProShare Capital Management LLC

7501 Wisconsin Avenue

Suite 1000E

Bethesda, Maryland 20814

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered or to be registered pursuant to Section 12(b) of the Act.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
ProShares Ultra Bloomberg Crude Oil	UCO	NYSE Arca
ProShares UltraShort Bloomberg Crude Oil	SCO	NYSE Arca

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events

Change to new Benchmark Index.

The Securities and Exchange Commission recently approved a listing rule change that allows each of ProShares Ultra Bloomberg Crude Oil and ProShares UltraShort Bloomberg Crude Oil (the “Oil Funds”) to change its benchmark from the Bloomberg WTI Crude Oil SubindexSM (the “Current Benchmark”) to the Bloomberg Commodity Balanced WTI Crude Oil IndexSM (the “New Benchmark”). After the market closes on Wednesday, September 16, 2020, each Oil Fund will change its benchmark from the Current Benchmark to the New Benchmark and the investment objective of each Oil Fund will be to seek daily investment results, before fees and expenses, that correspond to two times (2x) or two times the inverse (-2x), as applicable, of the daily performance of the New Benchmark.

Currently, each Oil Fund has approximately 2/3 of its portfolio exposed to the December 2020 WTI crude oil futures contract, and approximately 1/3 of its portfolio exposed to the June 2021 WTI crude oil futures contract. The New Benchmark currently is exposed approximately 1/3 to the December 2020 WTI crude oil futures contract, approximately 1/3 to the June 2021 WTI crude oil futures contract, and approximately 1/3 to the December 2021 WTI crude oil futures contract.

Each Fund intends to have exposure to the WTI crude oil futures contracts included in the New Benchmark in a manner designed to achieve its respective investment objective by the beginning of business on Thursday, September 17, 2020. To do this, each Oil Fund intends to transition half of its current exposure to the December 2020 WTI crude oil futures contract into exposure to the December 2021 WTI crude oil futures contract at the close of business on Wednesday, September 16, 2020.

As a result of this transition, each Oil Fund expects to have approximately 1/3 of its portfolio exposed to the December 2020 WTI crude oil futures contract, approximately 1/3 of its portfolio exposed to the June 2021 WTI crude oil futures contract, and approximately 1/3 of its portfolio exposed to the December 2021 WTI crude oil futures contract at the close of business on Wednesday, September 16, 2020.

If the Oil Funds are not able to transition their exposure on Wednesday, September 16, 2020, or change their benchmark from the Current Benchmark to the New Benchmark as described above, they intend to do so as soon as practicable thereafter.

Description of the New Benchmark.

The New Benchmark aims to track the performance of three separate contract schedules for WTI Crude Oil futures traded on NYMEX. The contract schedules are equally-weighted in the New Benchmark (1/3 each) at each semi-annual reset in March and September. At each reset date, one-third of the New Benchmark is designated to follow a monthly roll schedule. Each month this portion of the New Benchmark rolls from the current futures contract (called “Lead” by Bloomberg, and which expires one month out) into the following month’s contract (called “Next” by Bloomberg and which expires two months out). The second portion of the New Benchmark is always designated to be in a June contract, and follows an annual roll schedule in March of each year in which the June contract expiring in the current year is rolled into the June contract expiring the following year. The remaining portion is always designated to be in a December contract, and follows an annual roll schedule in September of each year in which the December contract expiring in the current year is rolled into the December contract expiring the following year. The weighting (i.e., percentage) of each of the three contract schedules included in the New Benchmark fluctuates above or below one-third between the semi-annual reset dates due to changing futures prices and the impact of rolling the futures positions. As a result, the weighting of each contract in the New Benchmark will “drift” away from equal weighting. The New Benchmark reflects the cost of rolling the futures contracts included in the New Benchmark, without regard to income earned on cash positions. The New Benchmark is not linked to the “spot” price of WTI crude oil.

The methodology for determining the composition of the New Benchmark and for calculating its level may be changed at any time by Bloomberg without notice. The daily performance of the New Benchmark is published by Bloomberg Finance L.P. and is available under the Bloomberg ticker symbol: BCBCLI Index.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

99.1	Press Release dated September 9, 2020

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 9, 2020

ProShares Trust II

/s/ Todd B. Johnson
Todd B. Johnson
Principal Executive Officer